Exhibit 3.97

Form B CA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999)	This space for use by Secretary of State	SUBMIT IN DUPLICATE!
Jesse White
Secretary of State	FILED	This space for use by
Department of Business Services		Secretary of State
Springfield, IL 62756	May 5 1999	Date
http://www.sos.state.il.us		Franchise Tax $
Payment must be made by	JESSE WHITE	Filing Fee $
certified check, cashier’s check,	SECRETARY OF STATE	Approved:
Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State”

1.	CORPORATE NAME:		IAA SERVICES, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)
2.	Initial. Registered Agent:		Illinois Corporation Services Company
			First Name	Middle Initial	Last name

	Initial Registered Office:		700 South Second Street		Ste. 100
			Number	Street	Suite #
			Springfield IL	Sangamon	62704
			City	County	Zip Code
3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

To transact any or all lawful businesses for which corporations may be incorporated under the Business Corporation Act of 1983, as amended.
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor

	Common	$ .01	1,000	100	$ 100

TOTAL = $100

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

See attachment.

5. OPTIONAL	(a) Number of directors constituting the initial board of directors of the corporation:		N/A

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

	Name	Residential Address	City, State, ZIP

6. OPTIONAL:	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$	N/A

	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$	N/A

	(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$	N/A

	(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$	N/A

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated    April 30, 1997.

Signature and Name		Address
1.	/s/ Carolyn M. Perry	1.	c/o Schiff Hardin & Waite, 6600 Sears Tower
	Signature		Street
	Carolyn M. Perry		Chicago,	IL	60606
	(Type or Print Name)		City/Town	State	Zip Code

2.		2
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

3.		3.
	Signature		Street
		4.
	(Type or Print Name)		City/Town	State	Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as Incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per 51,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing tee is 575.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as se forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provided assistance in calculating the total fees if necessary Illinois Secretary of State Springfield. IL 62756

Department of Business Services Telephone (217) 782.9522 or 782.9523

ARTICLE 7

A. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a part, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fat that he or she is or was an employee or agent of the Corporation, or who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

B. LIMITATION OF LIABILITY OF DIRECTORS. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Illinois law.

C. NO CUMULATIVE VOTING. In all election for directors, cumulative voting by the shareholders is hereby denied under all circumstances.

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